EXHIBIT 99.1

AMERICAN PACIFIC – News Release

Contact: Dana M. Kelley – (702) 735-2200

E-mail: InvestorRelations@apfc.com

Website: www.apfc.com

American Pacific Corporation Announces Divestiture of

In-Space Propulsion Business

LAS VEGAS, NEVADA, June 4, 2012 – American Pacific Corporation (“AMPAC”) (NASDAQ: APFC) announced today that it has reached agreement to divest its Aerospace Equipment segment, also known as its In-Space Propulsion business, to Moog Inc. (NYSE: MOG.A and MOG.B). The purchase price is approximately $46 million in cash. The In-Space Propulsion business, with locations in New York, California, Ireland and the United Kingdom, is a developer and manufacturer of liquid propulsion systems and components for satellites and missile defense systems.

Joe Carleone, AMPAC’s President and Chief Executive Officer, commented, “Moog is acquiring a leading manufacturer of liquid propulsion systems with a reputation in the industry for its long flight heritage, reliability and high quality customer service. Our goal was to find a strategic buyer that could continue to grow the business and we feel that Moog is the right partner for the business. The divestiture is a strategic shift that allows AMPAC to place more focus on the growth and performance of its pharmaceutical-related product lines.”

The business will report to Jay Hennig, President of Moog’s Space and Defense Group and will provide additional capabilities, specifically in spacecraft controls. Hennig stated, “The In-Space Propulsion business complements our existing components and expands our propulsion systems capabilities. We believe that this acquisition will expand our European presence and provide additional scale to serve our customers with a complete satellite control offering.”

Sales for In-Space Propulsion for the twelve-month period ended March 31, 2012 were approximately $51 million. The closing of the transaction, which is subject to the satisfaction of customary closing conditions, is expected to occur by September 30, 2012.

Janes Capital Partners is acting as financial advisor and Morrison & Foerster is acting as legal advisor to AMPAC. Hodgson Russ is acting as legal advisor to Moog Inc.

RISK FACTORS/FORWARD-LOOKING STATEMENTS

Statements contained in this press release that are not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include statements regarding AMPAC’s expectations, beliefs or intentions regarding the future and other statements of management’s opinion. Forward-looking statements in this press release include without limitation statements concerning or relating to expectations of AMPAC’s focus on growth and performance of its

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pharmaceutical-related product lines and that the transaction will close by September 30, 2012. Words such as “anticipate”, “expect”, “can”, “will” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause AMPAC’s actual results, market performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by AMPAC that any of its expectations will be achieved. Factors that could cause actual results to differ materially from such forward-looking statements include risks and uncertainties detailed in AMPAC’s periodic and other filings with the Securities and Exchange Commission, including in Management’s Discussion and Analysis of Financial Condition and Results of Operations and in Risk Factors in AMPAC’s annual report on Form 10-K for the fiscal year ended September 30, 2011 and quarterly reports on Form 10-Q for the quarters ended December 31, 2011 and March 31, 2012. All forward-looking statements contained in this release are made as of the date hereof, based on information available to AMPAC as of the date hereof, and AMPAC assumes no obligation to update any forward-looking statement, whether for actual results or otherwise, except as required by law.

ABOUT AMERICAN PACIFIC CORPORATION

AMPAC is a leading custom manufacturer of fine and specialty chemicals. AMPAC supplies active pharmaceutical ingredients and advanced intermediates to the pharmaceutical industry. For the aerospace and defense industry, AMPAC provides specialty chemicals used in solid rocket motors for space launch and military missiles. AMPAC produces clean agent chemicals for the fire protection industry, as well as electro-chemical equipment for the water treatment industry. Additional information about can be found at www.apfc.com.

ABOUT MOOG INC.

Moog Inc. is a worldwide designer, manufacturer, and integrator of precision control components and systems. Moog’s high-performance systems control military and commercial aircraft, satellites and space vehicles, launch vehicles, missiles, automated industrial machinery, wind energy, marine and medical equipment. Additional information can be found at www.moog.com.

Contact: Ann Marie Luhr – (716) 687-4225

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SOURCE: American Pacific Corporation

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